Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A of our report dated January 22, 2014 with respect to the audited financial statements of Maxima Group, Inc. for the period from inception, May 24, 2013, through November 30, 2013.

We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ MaloneBailey, LLP
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MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

February 27, 2014